SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 14, 2019

KONA GRILL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34082	20-0216690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15059 N. Scottsdale Road, Suite M-300 Scottsdale, Arizona 85254
(Address of principal executive offices) (Zip Code)

(480) 922-8100
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KONAQ	OTC

Item 1.01.     Entry into a Material Definitive Agreement.

As previously disclosed, on April 30, 2019 (the “Petition Date”), Kona Grill, Inc. (the “Company”) and eight (8) subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors have requested that these cases (the “Chapter 11 Cases”) be jointly administered under the caption “In re Kona Grill, Inc., et al.,” Case No. 19-10953.

On May 14, 2019, the Debtors entered into a “Stalking Horse” Asset Purchase Agreement (the “Asset Purchase Agreement”) with Williston Holding Company, Inc. (the “Purchaser”) pursuant to which the Purchaser agreed to purchase substantially all of the assets of the Company (such assets, the “Purchased Assets,” and such transaction, the “Asset Sale”). The Purchased Assets include but are not limited to, all rights of the Debtors under the executory contracts and unexpired leases specified in the Asset Purchase Agreement (collectively, the “Assigned Contracts”). Under the Asset Purchase Agreement, the Purchaser would acquire the Purchased Assets for a purchase price of $20,300,000 (the “Purchase Price”), plus the assumption of assumed liabilities in the approximate aggregate amount of $7,100,000, which include: (a) cure claims of executory contracts and unexpired leases, (b) post-petition accounts payable, (c) unpaid payroll that comes due and payable after the closing (even if it relates to the pre-closing period), (d) accrued but unused paid time off for restaurant employees, (e) accrued taxes, (f) customer program liabilities (i.e., gift cards and “Konavore” program), (g) real estate restructuring fees, and (h) transfer taxes.

To the extent that any Assigned Contract requires the payment of Cure Costs (as defined in the Asset Purchase Agreement) in order to be assumed pursuant to section 365 of the Bankruptcy Code, whether determined prior to or after the Closing, the Purchaser shall be responsible for paying Cure Costs related to Assigned Contracts that are real property leases or that are personal property leases.

The Asset Purchase Agreement was filed with the Bankruptcy Court on May 14, 2019 and is subject to the Debtors’ solicitation of higher and better offers pursuant to bidding procedures and an auction process that will be conducted under the supervision of the Bankruptcy Court in accordance with Section 363 of the Bankruptcy Code. As the stalking horse bidder, Purchaser’s offer to purchase the Purchased Assets, as set forth in the Asset Purchase Agreement, would be the standard by which any other bids to purchase the Purchased Assets would be evaluated. Other interested bidders who submit qualifying offers would be permitted to participate in the auction of the Purchased Assets.

The Asset Purchase Agreement includes a breakup fee of $1.0 million in accordance with terms of the Purchase Agreement and Bid Procedures Order. Any Bid submitted on the Bid Deadline by a party or parties other than the Stalking Horse Purchaser must be in an amount that is sufficient to pay the Breakup Fee and result in additional consideration to the Debtors’ estates in the amount of at least $21,550,000 (as compared to the Purchase Price offered by such Stalking Horse Purchaser), after payment of the Break-up Fee, plus the assumption of liabilities as set forth under the Asset Purchase Agreement.

The completion of the transaction is subject to a number of conditions, which, among others, include the entry of the Bid Procedures Order and the Approval Order by the Bankruptcy Court, the performance by each party of its obligations under the Asset Purchase Agreement and the material accuracy of each party’s representations. The deadline for entry of the Bid Procedures Order is May 31, 2019, and the deadline for the Sale Hearing to take place is July 26, 2019. Closing shall be held upon the third business day following satisfaction of the conditions set forth in section 3 of the Asset Purchase Agreement, and in any event no later than July 31, 2019.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase Agreement and related schedules filed with the Bankruptcy Court and are incorporated herein by reference in its entirety. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1 to this Form 8-K

Item 7.01.       Regulation FD Disclosure.

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at https://dm.epiq11.com/case/konagrill/info.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01.       Other Events.

The Company does not expect to be able to distribute any proceeds from the Asset Sale to equity holders. The Company’s stockholders are cautioned that trading in shares of the Company’s common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for shares of the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders in the reorganization. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	2.1	Asset Purchase Agreement, dated May 14, 2019, by and between Kona Grill, Inc. and its subsidiaries and Williston Holding Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2019	KONA GRILL, INC.

	By:	/s/ Christi Hing
Christi Hing
Chief Financial Officer